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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 28, 2008


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                                SPIRE CORPORATION
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               (Exact Name of Registrant as Specified in Charter)



       Massachusetts                 0-12742                     04-2457335
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(State or Other Jurisdiction       (Commission                 (IRS Employer
    of Incorporation)              File Number)              Identification No.)



One Patriots Park, Bedford, Massachusetts                         01730-2396
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(Address of Principal Executive Offices)                          (Zip Code)



                                 (781) 275-6000
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              (Registrant's telephone number, including area code)





     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Development, Manufacturing and Sales Consortium Agreement with Nisshinbo
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Industries, Inc.
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     As previously announced via a Form 8-K filed by Spire Corporation (the
"Company" or "Spire") on September 5, 2008, on September 1, 2008, Nisshinbo Industries, Inc. ("Nisshinbo") served the Company a letter stating its intention to terminate the Development, Manufacturing, and Sales Consortium Agreement (the "Consortium Agreement") entered into between the Company and Nisshinbo on May 16, 2005. Pursuant to the terms of the Consortium Agreement, as a result of the delivery of such letter, the Consortium Agreement was to expire on February 28, 2009.

     However, on November 28, 2008, Nisshinbo and the Company signed a Separation and Novation Agreement (the "Separation Agreement") that, among other things, accelerated the termination of the Consortium Agreement and the payment by Nisshinbo to Spire of an early termination penalty. Under the Separation Agreement, the termination of the Consortium Agreement was effective as of November 30, 2008. The amount and timing of the termination penalty payment, as well as the other terms of the Separation Agreement, are described below.

     The Company entered into the ten (10) year Consortium Agreement on May 16, 2005 with Nisshinbo, headquartered in Tokyo, Japan, for the development, manufacturing, and sales of solar photovoltaic module manufacturing equipment. Under the terms of the Consortium Agreement, Nisshinbo purchased a permanent license to manufacture and sell Spire module manufacturing equipment for an undisclosed amount and additional royalties over the ten (10) year term. Spire and Nisshinbo also agreed to pursue joint research and development, and product improvement activities. Worldwide marketing and sales were to be a joint effort with Pacific Rim emphasis by Nisshinbo and Western Hemisphere emphasis by Spire. Under the Consortium Agreement, Nisshinbo manufactured laminators for the Company and the Company received royalties based upon Nisshinbo sales to third parties.

     Under the terms of the Consortium Agreement and the Separation Agreement, as a result of early termination by Nisshinbo for convenience, Spire is entitled to receive a termination penalty payment of approximately (Y)645 million or $6.8 million, which shall be paid to Spire prior to December 12, 2008. In addition, the Company will receive a final royalty payment from Nisshinbo for outstanding equipment being built by Nisshinbo for its customer base. Upon all payments being satisfied, Spire shall grant Nisshinbo a perpetual, royalty-free, non-exclusive, non-sub-licensable (for four (4) years) license to Spire's existing solar photovoltaic module manufacturing equipment methods of engineering, designing, manufacturing and other related methods that were in effect when the Company entered into the Consortium Agreement in 2005. The two companies each declined technology licenses for technology developed by the other party during the term of the Consortium Agreement. Nisshinbo will continue to manufacture certain products for the Company on a non-exclusive basis.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     SPIRE CORPORATION



Date:  December 4, 2008              By: /s/ Christian Dufresne
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                                         Christian Dufresne
                                         Chief Financial Officer and Treasurer




























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